EX 16.   Letter re Change in Certifying Accountant


                   [KISH, LEAK & ASSOCIATES, P.C. LETTERHEAD]



January 21, 2000



Office of the Chief Accountant
SECPS Letter File
SECURITIES AND EXCHANGE COMMISSION
Mal Stop 9-5
450 Fifth Street, NW
Washington, DC  20549

We would like to inform you that we have read the disclosures provided by Consumer Marketing Corporation (comm. file #000-27235) in its filing of form 8-K dated January 21, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,

/s/ Kish, Leake & Associates, P.C.

Kish, Leake & Associates, P.C.
Englewood, Colorado